Exhibit 10.13

AMENDMENT 2004-1

MERCURY GENERAL CORPORATION

PROFIT SHARING PLAN

WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and

WHEREAS, the Company deems it desirable to modify the Plan’s provisions to provide eligible employees the ability to participate in the Plan on the first day of the first quarter following date of hire as and qualification as an eligible employee.

NOW THEREFORE, effective as of January 1, 2004, the Plan is hereby amended as follows:

Section 2.1 (b) is hereby amended by adding the following new paragraph:

“Notwithstanding the foregoing, effective as of January 1. 2004, each Employee who becomes an Eligible Employee on or after January 1, 2004, shall become eligible to make Compensation Deferrals to the Plan in accordance with Section 3.2 (and to receive allocations of Employer Matching contributions on such Compensation Deferrals in accordance with Section 3.3) as of the first day of the calendar quarter next following the latest of (1) the date he commences employment as an Employee of the Company, (2) his attainment of age 21, or (3) the date on which he becomes and Eligible Employee.”

IN WITNESS WHEREOF, this Amendment 2004-1 is hereby adopted this 23rd day of February 2004.

MERCURY GENERAL CORPORATION

By:	/s/ George Joseph

Its:	Chief Executive Officer